Exhibit 99.1

COMBIMATRIX CORPORATION REPORTS

RESULTS FOR 2013 FIRST QUARTER

Core Prenatal Testing Revenues Grew 158% Year-Over-Year in First Quarter

IRVINE, California, May 8, 2013 (GLOBE NEWSWIRE) – CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for developmental disorders and cancer, reported today that total revenues for the first quarter 2013, increased to $1.6 million, up 27% from the first quarter 2012.  Revenues from the Company’s core prenatal testing markets in the first quarter grew by 158% over the corresponding period in 2012.  On a sequential basis, prenatal testing revenues in the 2013 first quarter grew by 21% over the 2012 fourth quarter, while total revenues grew 11% over the same period.

As previously reported, the first quarter revenue growth in prenatal testing was driven by a 124% increase in billable test volumes.  Revenue growth outpaced test volume growth in that category due to a stronger product mix toward microarrays and a stabilizing reimbursement mix among third-party payors.  The Company performed a total of 1,718 billable diagnostic tests for 119 customers in the first quarter of 2013, compared to 1,377 tests for 105 customers in the first quarter of 2012.

In 2012, the Company announced that it would direct resources to build on its advantageous position and success in the prenatal markets, while in oncology, it would focus almost exclusively on laboratory partnerships and de-emphasize direct oncology efforts.  Prenatal testing revenues in the first quarter 2013 were $959,000, as compared to $372,000 in the comparable 2012 period.

CombiMatrix Corporation’s President and Chief Executive Officer Mark McDonough said, “In the first quarter, we continued to execute in the field and exceed internal plans across developmental testing, especially in our core prenatal business.  That business was again driven principally by miscarriage management testing, where we see a wide open opportunity. Prenatal microarray testing volumes are also increasing as physicians are recognizing the clinical benefits highlighted in recent high-profile studies.”

Total operating expenses in the 2013 first quarter were $3.2 million, a reduction of 12% from the prior year first quarter total operating expenses of $3.6 million. The reduction was primarily due to the Company’s cost-cutting activities and organizational shift in mid-2012 to focus resources more fully on its core prenatal markets.

“While we have made the Company leaner and more efficient than it was a year ago, the commercial momentum we have established remains strong, and we are executing a number of new programs to make sure those trends continue,” added McDonough. “Those initiatives include placing new sales personnel in key markets where payback will be rapid, initiating and fostering partnerships with laboratories that do not have our microarray expertise or facilities and working to secure additional strategic corporate relationships that could drive significant growth well into the future.”

Net loss during the first quarter of 2013, including substantial non-cash warrant derivative gains, was $(48,000), or $(0.02) per basic and diluted share, compared to $(2.4 million), or $(2.21) per basic and diluted share in the first quarter of 2012.  The decrease in net loss was partially due to higher revenues and lower operating expenses previously discussed, but was primarily driven by a non-cash, warrant derivative gain of $1.8 million that was recognized during the first quarter of 2013.  Under generally accepted accounting principles, warrants that were issued as part of the Company’s Series A convertible preferred stock financing in the fourth quarter of 2012 are classified as derivative liabilities at fair value, with changes to fair value recognized as non-operating gains or charges in the consolidated statements of operations.  Primarily as a result of certain warrant exercises during the first quarter of 2013, the value of the derivative warrant liabilities decreased by $1.8 million, resulting in a corresponding gain to the 2013 consolidated statement of operations.

Cash and cash equivalents totaled $3.4 million as of March 31, 2013 vs. $2.4 million as of December 31, 2012.  Cash used in operating activities was $(1.60 million) for the three months ended March 31, 2013, compared to $(1.63 million) for comparable period in 2012. The Company completed financing activities in the first quarter including a registered direct offering for the sale of Series B convertible preferred stock, common stock and warrants to an existing institutional investor that resulted in gross proceeds to the Company of $2.0 million.  In addition, the exercise of certain warrants to purchase common stock from the Company’s Series A convertible preferred stock financing executed in the fourth quarter of 2012 resulted in additional proceeds of $993,000 through March 31, 2013, and additional proceeds of $402,000 in April of 2013.  Finally, as previously reported, the Company executed a Series C convertible preferred stock financing with institutional investors that provided $1.2 million of gross cash proceeds at closing of the first tranche on May 6, 2013 and, pending stockholder approval at the Company’s upcoming annual shareholders’ meeting on June 27, 2013, will provide an additional $1.2 million of gross proceeds upon closing of the 2nd tranche.

Conference Call

CombiMatrix will host a conference call at 8:00 a.m. Pacific Time (11:00 a.m. Eastern) today to discuss the first quarter 2013 financial results.  To attend the presentation by phone, dial 1-888-438-5491 for domestic callers and 1-719-457-2085 for direct-dial or international callers. To listen to the call via CombiMatrix’s website, go to www.combimatrix.com in the Investor/Events section (http://investor.combimatrix.com/events.cfm). A replay of the presentation will be available following the presentation, either via the CombiMatrix website Investor/Events section (http://investor.combimatrix.com/events.cfm) or by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for direct-dial international callers. When prompted, enter playback pin number 6725021.

About CombiMatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (CMDX), is a molecular diagnostics laboratory which offers DNA-based testing services in the areas of POC (products of conception), prenatal, pediatric and oncology.  The Company performs genetic testing utilizing Microarray, FISH, PCR and G-Band chromosome analysis.  CMDX offers prenatal and pediatric testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future business, operational and strategic plans, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both prenatal and developmental genetic testing markets; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
Mark McDonough	John Baldissera
President & CEO, CombiMatrix Corporation	BPC Financial Marketing
Tel (949) 753-0624	Tel (800) 368-1217

Media Contact:
Len Hall
VP, Media Relations
Allen & Caron
Tel (949) 474-4300
len@allencaron.com

COMBIMATRIX CORPORATION

CONSOLIDATED SUMMARY FINANCIAL INFORMATION

(In thousands, except share and per share information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS:

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Diagnostic services	$1,586	$1,244
Royalties	25	25
Total revenues	1,611	1,269

Operating expenses:
Cost of services	937	659
Research and development	183	450
Sales and marketing	641	873
General and administrative	1,373	1,574
Patent amortization and royalties	60	76
Total operating expenses	3,194	3,632
Operating loss	(1,583)	(2,363)

Other income (expense):
Interest income	—	1
Interest expense	(302)	(6)
Warrant derivative gain	1,837	—
Total other income (expense)	1,535	(5)
Net income (loss)	$(48)	$(2,368)

Deemed dividends from issuing Series B convertible preferred stock	(417)	—
Series A convertible preferred stock dividends	(246)	—
Net loss attributable to common stockholders	$(711)	$(2,368)

Basic and diluted net income (loss) per share	$(0.02)	$(2.21)
Deemed dividends from issuing Series B convertible preferred stock	(0.18)	—
Series A convertible preferred stock dividends	(0.11)	—
Basic and diluted net loss per share attributable to common stockholders	$(0.31)	$(2.21)

Basic and diluted weighted average common shares outstanding	2,314,786	1,070,384

CONSOLIDATED BALANCE SHEET INFORMATION:

	March 31,	December 31,
	2013	2012

Total cash and cash equivalents	$3,405	$2,372
Total assets	$6,405	$5,180
Total liabilities	$4,322	$5,905
Total stockholders’ equity (deficit)	$2,083	$(1,119)

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